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                                                                     EXHIBIT 8.2


Platinum Underwriters Holdings, Ltd.,
Clarendon House,
2 Church Street,
Hamilton HM 11,
Bermuda
                                                                   April 2, 2004

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Ladies and Gentlemen,

INTRODUCTION

1. We have acted as Irish tax counsel to Platinum Underwriters Holdings, Ltd. (the "Company") in connection with the Registration Statement on Form S-3 ( No. 333-86906 ) filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). We are delivering the opinion below to you in connection with the Registration Statement.

SCOPE

2. This opinion is confined to certain matters of Irish tax law and Revenue practice as at the date hereof. We have not made any investigation of, and do not express any opinion on, the tax law of any jurisdiction other than Ireland. In particular, we express no opinion on European Community law as it affects any jurisdiction other than Ireland.

ASSUMPTIONS

3. In giving this opinion, we have examined and relied upon the Registration Statement and have assumed:-

         (A) that the statements contained in the Registration Statement (other than the discussions set forth under the heading "Ireland" in the section entitled "Certain Tax Considerations" in the Prospectus included in the Registration Statement) are complete and accurate as at the date of this opinion;
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         (B)      that Platinum Regency Holdings is resident in Ireland for
                  Irish tax purposes;

         (C) that the form of the Registration Statement provided to us is a true copy;

         (D) the authenticity, completeness and conformity to original documents of all copy documents examined by us;

         (E) that, where a document has been examined by us in draft form, it has been or will be signed and/or given final approval in the form of that draft; and

         (F) that no other event occurs after the date hereof which would affect the opinion herein stated.

OPINION

4. Based on the facts contained in the Registration Statement and the assumptions set out in paragraph 3 our opinion relating to matters of Irish tax law, as of the date of this letter, is set forth under the heading "Ireland" in the section entitled "Certain Tax Considerations" in the Prospectus included in the Registration Statement.

CONSENT

5. We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Tax Considerations" in the Prospectus in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Yours faithfully,


                                     /s/ A&L Goodbody
                                     ----------------------------
                                         A&L Goodbody




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